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                                                                   EXHIBIT 10.59


                              EMPLOYMENT AGREEMENT

         THIS EMPLOYMENT AGREEMENT (this "Agreement") is made and entered into on this 31st day of December, 2002, but shall be effective as of January 1, 2003, by and between SUN HOME SERVICES, INC., a Michigan corporation (the "Company"), and BRIAN W. FANNON (the "Executive").

                                PRELIMINARY NOTE

         This Agreement is entered into contemporaneously with that certain Employment Agreement (the "Sun Agreement") by and between the Executive and Sun Communities, Inc., a Maryland corporation ("Sun Communities"), and, in the event of any contradiction between the terms of this Agreement and the terms of the Sun Agreement, the Sun Agreement shall control.

         NOW, THEREFORE, in consideration of the mutual promises contained in this Agreement, the parties agree as follows:

         1. Employment.

                  (a) The Company agrees to employ the Executive and the Executive accepts the employment, on the terms and subject to the conditions set forth below. During the term of employment hereunder, the Executive shall serve as the Chief Executive Officer of the Company, and shall do and perform diligently all such services, acts and things as are customarily done and performed by such officers of companies in similar business and in size to the Company, together with such other duties as may reasonably be requested from time to time by the Board of Directors of the Company (the "Board"), which duties shall be consistent with the Executive's position as set forth above.

                  (b) For service as an officer and employee of the Company, the Executive shall be entitled to the full protection of the applicable indemnification provisions of the Articles of Incorporation and Bylaws of the Company, as they may be amended from time to time.

         2. Term of Employment.

                  Subject to the provisions for termination provided below, the term of the Executive's employment under this Agreement shall commence on January 1, 2003 and shall continue thereafter for a period of three (3) years ending on December 31, 2005; provided, however, that the term of this Agreement shall be automatically extended for successive terms of one (1) year each, unless either party notifies the other party in writing of its desire to terminate this Agreement at least thirty (30) days before the end of the term then in effect.

         3. Devotion to the Company's Business.

                  The Executive shall devote his best efforts, knowledge, skill, and his entire productive time, ability and attention to the business of the Company and its Affiliates (as defined in paragraph 12 of the Sun Agreement) during the term of this Agreement.

         4. Compensation.

                  (a) General Statement. During the term of this Agreement, the Company shall pay or provide, as the case may be, to the Executive the compensation and other benefits and rights set forth in paragraphs 4, 5 and 6 of this Agreement.


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                  (b) Base Compensation. As compensation for the services to be performed hereafter, the Company shall pay to the Executive, during his employment hereunder, an annual base salary (the "Base Salary") of Two Hundred Sixty Seven Thousand Dollars ($267,000.00) per year, payable in accordance with the Company's usual pay practices (and in any event no less frequently than monthly).

                  (c) Bonus. The Executive shall be entitled to an annual bonus of up to fifty percent (50%) of the Base Salary upon the Company's attainment of certain performance milestones in accordance with the Company's executive employee bonus program (as the same may change from time to time in the discretion of the Board).

         5. Benefits.

                  (a) Insurance. The Company shall provide to the Executive life, medical and hospitalization insurance for himself, his spouse and eligible family members as may be determined by the Board to be consistent with the Company's standard policies.

                  (b) Benefit Plans. The Executive, at his election, may participate, during his employment hereunder, in all retirement plans, 401(K) plans and other benefit plans of the Company generally available from time to time to other executive employees of the Company and for which the Executive qualifies under the terms of the plans (and nothing in this Agreement shall or shall be deemed to in any way affect the Executive's right and benefits under any such plan except as expressly provided herein). The Executive shall also be entitled to participate in any equity, stock option or other employee benefit plan that is generally available to senior executives, as distinguished from general management, of the Company. The Executive's participation in and benefits under any such plan shall be on the terms and subject to the conditions specified in the governing document of the particular plan.

                  (c) Annual Vacation. The Executive shall be entitled to the vacation time specified in the Sun Agreement. Any vacation time used by the Executive under the Sun Agreement shall be deemed vacation time under this Agreement and any vacation time used by the Executive under this Agreement shall be deemed vacation time under the Sun Agreement.

         6. Reimbursement of Business Expenses.

                  The Company shall reimburse the Executive or provide him with an expense allowance during the term of this Agreement for travel, car telephone, and other expenses reasonably and necessarily incurred by the Executive in connection with the Company's business. The Executive shall furnish such documentation with respect to reimbursement to be paid hereunder as the Company shall reasonably request.

         7. Termination of Employment.

         This Agreement, and the Executive's employment hereunder, shall be automatically terminated upon termination of the Sun Agreement.

         8. Severance Compensation.

                  (a) In the event that Sun Communities terminates the Executive's employment under the Sun Agreement without "cause" pursuant to paragraph 7(a)(i) thereof, the Executive shall be entitled to any unpaid Base Salary, bonus and benefits accrued and earned by him hereunder up to and including the effective date of such termination and the Company shall pay the Executive monthly an amount equal to one-twelfth (1/12) of the Base Salary in effect on the date of such termination for a period of up to twelve (12) months if the Executive fully complies


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with paragraph 12 of the Sun Agreement (the "Severance Payment").
Notwithstanding the foregoing, the Company, in its sole discretion, may elect to make the Severance Payment to the Executive in one lump sum due within thirty
(30) days of the Executive's termination of employment.

                  (b) In the event of termination of the Executive's employment under the Sun Agreement for "cause" or if the Executive voluntarily terminates his employment under this Agreement or the Sun Agreement, the Executive shall be entitled to no further compensation or other benefits under this Agreement, except only as to any unpaid Base Salary, bonus and benefits accrued and earned by him hereunder up to and including the effective date of such termination.

                  (c) Regardless of the reason for termination of the Executive's employment hereunder, bonuses and benefits shall be prorated for any period of employment not covering an entire year of employment.

                  (d) Notwithstanding anything to the contrary in this paragraph 8, the Company's obligation to pay, and the Executive's right to receive, any compensation under this paragraph 8, including, without limitation, the Severance Payment, shall terminate upon the Executive's breach of any provision of paragraph 12 of the Sun Agreement or the Executive's breach of any provision of that certain Reimbursement Agreement by and between the Executive and Sun Communities Operating Limited Partnership. In addition, the Executive shall promptly forfeit any compensation received from the Company under this paragraph 8, including, without limitation, the Severance Payment, upon the Executive's breach of any provision of paragraph 12 of the Sun Agreement.

         9. Affiliates. Upon any termination of the Executive's employment under this Agreement, the Executive shall be deemed to have resigned from any and all offices or directorships held by the Executive in the Company and/or the Affiliates.

         10. Effect of Change of Control.

                  (a) The Company or its successor shall pay the Executive the Change in Control Benefits (as defined below) if there has been a Change in Control (as defined in the Sun Agreement) and any of the following events has occurred: (i) the Executive's employment under this Agreement is terminated in accordance with paragraph 7(a)(i) of the Sun Agreement, (ii) upon a Change in Control under paragraph 10(f)(ii) of the Sun Agreement, the Company or its successor does not expressly assume all of the terms and conditions of this Agreement, or (iii) there are less than eighteen (18) months remaining under the term of this Agreement.

                  (b) For purposes of this Agreement, the "Change in Control Benefits" shall mean the following benefits:

                           (i) A cash payment equal to Seven Hundred Ninety Eight Thousand Three Hundred Thirty Dollars ($798,330.00), payable within sixty (60) days of the Change in Control; and

                           (ii) Continued receipt of all compensation and benefits set forth in paragraphs 5(a) and 5(b) of this Agreement, until the earlier of (i) one year following the Change in Control (subject to the Executive's COBRA rights) or (ii) the commencement of comparable coverage from another employer. The provision of any one benefit by another employer shall not preclude the Executive from continuing participation in Company benefit programs provided under this paragraph 10(b)(ii) that are not provided by the subsequent employer. The Executive shall promptly notify the Company upon



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         receipt of benefits from a new employer comparable to any benefit provided under this paragraph 10(b)(ii).

                  (c) Notwithstanding anything to the contrary herein, (i) in the event that the Executive's employment under the Sun Agreement is terminated in accordance with paragraph 7(a)(i) thereof within sixty (60) days prior to a Change in Control, such termination shall be deemed to have been made in connection with the Change in Control and the Executive shall be entitled to the Change in Control Benefits; and (ii) in the event that the Executive's employment under the Sun Agreement is terminated by the Company or its successor in accordance with paragraph 7(a)(i) thereof after a Change in Control and the Executive was not already entitled to the Change in Control Benefits under paragraph 10(a)(iii), the Company or its successor shall pay the Executive an amount equal to the difference between the Change in Control Benefits and the amounts actually paid to the Executive under this Agreement after the Change in Control but prior to his termination.

                  (d) The Change in Control Benefits are in addition to any and all other Company benefits to which the Executive may be entitled, including, without limitation, Base Salary, annual bonus, and the exercise or surrender of stock options as a result of the Change in Control; provided, however, that the Change in Control Benefits are in lieu of the Severance Payment.

                  (e) Notwithstanding anything to the contrary contained herein, the Change in Control Benefits shall be reduced by all other payments to the Executive which constitute "excess parachute payments" under Section 280(G) of the Internal Revenue Code of 1986, as amended.

         11. Arbitration. Any dispute or controversy arising out of, relating to, or in connection with this Agreement or Executive's employment hereunder, whether in contract, tort, or otherwise (including, without limitation, claims of wrongful termination of employment, claims under Title VII of the Civil Rights Act, the Fair Labor Standards Act, the Americans with Disabilities Act, the Age Discrimination in Employment Act, or comparable state or federal laws, and any other laws dealing with employees' rights and remedies), or the interpretation, validity, construction, performance, breach, or termination thereof, shall be settled finally and exclusively by arbitration in the State of Michigan in accordance with the expedited procedures of the Commercial Arbitration Rules of the American Arbitration Association then in effect. Such arbitration shall be conducted by an arbitrator(s) appointed by the American Arbitration Association in accordance with its rules and any finding by such arbitrator(s) shall be final and binding upon the parties. Judgment upon any award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof, and the parties consent to the jurisdiction of the courts of the State of Michigan for this purpose. The parties hereby acknowledge that it is their intent to expedite the resolution of any dispute, controversy or claim hereunder and that the arbitrator shall schedule the timing of discovery and of the hearing consistent with that intent. Nothing contained in this paragraph 11 shall be construed to preclude the Company from obtaining injunctive or other equitable relief to secure specific performance or to otherwise prevent a breach or contemplated breach of the Sun Agreement by the Executive as provided in paragraph 12 thereof.

         12. Notice. Any notice, request, consent or other communication given or made hereunder shall be given or made only in writing and (a) delivered personally to the party to whom it is directed; (b) sent by first class mail or overnight express mail, postage and charges prepaid, addressed to the party to whom it is directed; or (c) telecopied to the party to whom it is directed, at the following addresses or at such other addresses as the parties may hereafter indicate by written notice as provided herein:


                  If to the Company:


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                           Sun Home Services, Inc.
                           31700 Middlebelt Road, Suite 145
                           Farmington Hills, Michigan  48334
                           Fax: (248) 932-3072
                           Attn: Gary A. Shiffman, President

                  If to the Executive:

                           Brian W. Fannon
                           21555 Chase Drive
                           Novi, Michigan 48375
                           Fax: (248) 348-0468

                  In all events, with a copy to:

                           Jaffe, Raitt, Heuer & Weiss,
                            Professional Corporation
                           One Woodward Avenue, Suite 2400
                           Detroit, Michigan  48226
                           Fax: (313) 961-8358
                           Attn:  Arthur A. Weiss

         Any such notice, request, consent or other communication given or made:
(i) in the manner indicated in clause (a) of this paragraph shall be deemed to be given or made on the date on which it was delivered; (ii) in the manner indicated in clause (b) of this paragraph shall be deemed to be given or made on the third business day after the day in which it was deposited in a regularly maintained receptacle for the deposit of the United States mail, or in the case of overnight express mail, on the business day immediately following the day on which it was deposited in the regularly maintained receptacle for the deposit of overnight express mail; and (iii) in the manner indicated in clause (c) of this paragraph shall be deemed to be given or made when received by the telecopier owned or operated by the recipient thereof.

         13. Miscellaneous.

                  (a) The provisions of this Agreement are severable and if any one or more provisions may be determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions and any partially unenforceable provision to the extent enforceable in any jurisdiction nevertheless shall be binding and enforceable.

                  (b) The rights and obligations of the Company under this Agreement shall inure to the benefit of, and shall be binding on, the Company and its successors and assigns, and the rights and obligations (other than obligations to perform services) of the Executive under this Agreement shall inure to the benefit of, and shall be binding upon, the Executive and his heirs, personal representatives and assigns. This Agreement is personal to Executive and he may not assign his obligations under this Agreement in any manner whatsoever.

                  (c) The failure of either party to enforce any provision or protections of this Agreement shall not in any way be construed as a waiver of any such provision or provisions as to any future violations thereof, nor prevent that party thereafter from enforcing each and every other provision of this Agreement. The rights granted the parties herein are cumulative and the waiver of any single remedy shall not constitute a waiver of such party's right to assert all other legal remedies available to it under the circumstances.




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                  (d) This Agreement (together with the Sun Agreement)
constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior understandings or agreements relating thereto. This Agreement may not be modified except by written instrument executed by the Company and Executive. No modification, termination or attempted waiver shall be valid unless in writing and signed by the party against whom the same is sought to be enforced.

                  (e) This Agreement shall be governed by and construed according to the laws of the State of Michigan, without regard to the conflicts of laws principles of the State of Michigan.

                  (f) Captions and paragraph headings used herein are for convenience and are not a part of this Agreement and shall not be used in construing it.

                  (g) This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Copies (whether photostatic, facsimile or otherwise) of this Agreement may be made and relied upon to the same extent as though such copy was an original.

                  (h) Each party shall pay his or its own fees and expenses incurred in connection with the transactions contemplated by this Agreement, including, without limitation, any fees incurred in connection with any arbitration arising out of the transactions contemplated by this Agreement.

         IN WITNESS WHEREOF, the parties have executed this Employment Agreement on the date first written above.


                                      COMPANY:

                                      SUN HOME SERVICES, INC.,
                                      a Michigan corporation


                                      By:/s/ Gary A. Shiffman
                                         ---------------------------------
                                             Gary A. Shiffman, President



                                      EXECUTIVE:


                                      /s/  Brian W. Fannon
                                      ------------------------------------
                                      BRIAN W. FANNON






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